Exhibit 21.1


              NATIONAL SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

The following table shows certain information with respect to our active subsidiaries as of May 25, 2003, all of which are included in our consolidated financial statements:

                                                                                              Percent of
                                                   State or Other       Other Country In        Voting
                                                  Jurisdiction of       Which Subsidiary   Securities Owned
Name                                               Incorporation         is Registered        by National
---------------------------------------------- ----------------------- ------------------- ------------------
Algorex                                              California                                  100%
DigitalQuake, Inc.                                   California                                  100%
InnoComm WIRELESS                                    California                                  100%
Mediamatics, Inc.                                    California                                  100%
National Semiconductor International, Inc.            Delaware                                   100%
National Semiconductor Netsales, Inc.                 Delaware                                   100%
National Semiconductor (Maine), Inc.                  Delaware                                   100%
ASIC II Limited                                        Hawaii                                    100%
National Semiconductor B.V. Corporation               Delaware                                   100%
National Semiconductor France S.A.R.L.                 France                                    100%
National Semiconductor GmbH                           Germany               Belgium              100%
National Semiconductor (I.C.) Ltd.                     Israel                                    100%
National Semiconductor S.r.l.                          Italy                                     100%
National Semiconductor Aktiebolog (A.B.)               Sweden                                    100%
National Semiconductor Sweden Aktiebolog.              Sweden                                    100%
National Semiconductor (U.K.) Ltd.                 Great Britain        Denmark/Ireland          100%
                                                                         Finland/Norway
                                                                             Spain
National Semiconductor (U.K.)
     Pension Trust Company Ltd.                    Great Britain                                 100%
National Semiconductor Benelux B.V.                 Netherlands                                  100%
National Semiconductor B.V.                         Netherlands                                  100%
National Semiconductor International B.V.           Netherlands                                  100%
National Semiconductor Estonia ou                     Estonia                                    100%
National Semiconductor Finland Oy                     Finland                                    100%
Natsem India Designs Pvt. Ltd.                         India                                     100%
National Semiconductor (Australia) Pty.Ltd.          Australia                                   100%
National Semiconductor Hong Kong Limited             Hong Kong                                   100%
National Semiconductor (Far East) Limited            Hong Kong               Taiwan              100%
National Semiconductor Hong Kong Sales
     Limited                                         Hong Kong                                   100%
National Semiconductor Services Limited              Hong Kong                                   100%
National Semiconductor Japan Ltd.                      Japan                                     100%
N.S. Microelectronics Co., LTD.                        Japan                                      19%
National Semiconductor Korea Limited.                  Korea                                     100%
National Semiconductor SDN. BHD.                      Malaysia                                   100%
National Semiconductor Technology SDN.BHD.            Malaysia                                   100%
National Semiconductor Services
     Malaysia SDN.BHD.                                Malaysia                                   100%
National Semiconductor Pte. Ltd.                     Singapore                                   100%







                                                                                               Percent of
                                                  State or Other         Other Country In        Voting
                                                  Jurisdiction of        Which Subsidiary   Securities Owned
Name                                               Incorporation          is Registered        by National
-------------------------------------------- -------------------------- ------------------- ------------------
National Semiconductor Asia Pacific Pte.
     Ltd.                                            Singapore                                    100%
National Semiconductor Manufacturer
     Singapore Pte.Ltd.                              Singapore                                    100%
Shanghai National Semiconductor
     Technology Limited                        People's Republic of                                95%
                                                       China
National Semiconductor Shanghai Ltd.           People's Republic of                               100%
                                                       China
National Semiconductor (Suzhou) Ltd.           People's Republic of                               100%
                                                       China
National Semiconductor Canada Inc.                    Canada                                      100%
National Semiconductores do Brasil Ltda.              Brazil                                      100%
Electronica NSC de Mexico, S.A.                       Mexico                                      100%
National Semiconductor (Barbados) Limited            Barbados                                     100%
National Semiconductor Investments, Ltd.      British Virgin Islands                              100%

